Exhibit 99.(a)(11)(iii)

Creation and Designation of

Additional Series of Shares of Beneficial Interest of

American Beacon Funds

Pursuant to Article III, Section 1 of the Amended and Restated Declaration of Trust of the American Beacon Funds (the “Trust”) dated August 27, 2024 (“Trust Instrument”), the American Beacon TwentyFour Sustainable Short Term Bond Fund, a series of the Trust originally created by resolution of the Trust’s Board of Trustees (“Board”) dated November 6, 2018, as a new series of the Trust named the American Beacon TwentyFour Short Duration Bond Fund; renamed the American Beacon TwentyFour Short Term Bond Fund by resolution of the Board dated November 12, 2019; and renamed the American Beacon TwentyFour Sustainable Short Term Bond Fund by resolution of the Board dated March 4, 2021, is hereby renamed the American Beacon TwentyFour Short Term Bond Fund (the “Fund”) pursuant to a resolution of the Board dated June 5, 2025.

The Fund and its shares of beneficial interest (“Shares”) are designated as follows:

1.	There are no changes to the Classes of Shares of the Fund and they will continue to be designated as R6 Class Shares, A Class Shares, C Class Shares and Y Class Shares. Each class of Shares has the same rights and obligations, except as provided in the Trust Instrument, the Fund’s Registration Statement on Form N-1A (“Registration Statement”), or by resolution adopted by the Board. The Fund’s Shares shall be offered for sale and redeemed on the terms set forth in the Trust’s Registration Statement.

2.	All rights and preferences of the Fund and the Shares are as set forth in the Trust Instrument dated August 27, 2024 and the Amended and Restated Bylaws of the Trust dated August 27, 2024.

IN WITNESS WHEREOF, the undersigned have executed this instrument the 21st day of November, 2025.

/s/ Gilbert G. Alvarado
Gilbert G. Alvarado

/s/ Gerard J. Arpey
Gerard J. Arpey

/s/ Eugene J. Duffy
Eugene J. Duffy

/s/ Claudia A. Holz
Claudia A. Holz

/s/ Douglas A. Lindgren
Douglas A. Lindgren

/s/ Barbara J. McKenna
Barbara J. McKenna

/s/ Janet C. Smith
Janet C. Smith

/s/ Paul Zemsky
Paul Zemsky
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